                                                                   EXHIBIT 10.58


                            DATED September 30, 1998




                                 LOAN AGREEMENT




                                     between




                             LAM RESEARCH CO., LTD.
                                   as Borrower




                THE BANKS AND FINANCIAL INSTITUTIONS NAMED HEREIN
                                   as Lenders




                        ABN AMRO BANK N.V., TOKYO BRANCH
                                    as Agent

                                    CONTENTS


Clause   Heading                                                                                              Page

1.     PURPOSE AND DEFINITIONS...................................................................................1

       1.1       Purpose.........................................................................................1

       1.2       Definitions.....................................................................................1

       1.3       Headings........................................................................................5

       1.4       Construction of certain terms...................................................................5

2.     THE FACILITY..............................................................................................6

       2.1       Amount..........................................................................................6

       2.2       Obligations several.............................................................................7

       2.3       Interests several...............................................................................7

3.     CONDITIONS................................................................................................7

       3.1       Documents and evidence..........................................................................7

       3.2       Further conditions precedent....................................................................7

       3.3       Representations.................................................................................8

       3.4       Waiver of conditions precedent..................................................................9

4.     DRAWDOWN..................................................................................................9

5.     INTEREST RATES AND INTEREST PERIODS.......................................................................9

       5.1       Usual interest rate.............................................................................9

       5.2       Default interest...............................................................................10

       5.3       Margin.........................................................................................11

       5.4       Selection of Interest Periods..................................................................13

       5.5       Determination of Interest Periods..............................................................13

       5.6       Notification of Interest Periods and interest rate.............................................14

       5.7       Market disruption; non-availability............................................................14

       5.8       Fixed rate option..............................................................................15

6.     REPAYMENT, PREPAYMENT AND CANCELLATION...................................................................16

       6.1       Repayment......................................................................................16

       6.2       Voluntary prepayment...........................................................................17

       6.3       Additional voluntary prepayment................................................................17

       6.4       Timing, amounts and application of prepayments.................................................17

       6.5       Notice and effect of prepayment................................................................17

7.     FEES AND EXPENSES........................................................................................18

       7.1       Fees...........................................................................................18

       7.2       Expenses.......................................................................................18

       7.3       Consumption, etc. tax..........................................................................19

       7.4       Stamp and other duties.........................................................................19

8.     PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS............................................................19

       8.1       No set-off or counterclaim; distribution to the Lenders........................................19

       8.2       Payments by the Lenders........................................................................20

       8.3       Agent may assume receipt.......................................................................20

       8.4       Time of payment................................................................................20

       8.5       Non-Banking Days...............................................................................21

       8.6       Calculations...................................................................................21

       8.7       Certificates conclusive........................................................................21

       8.8       Grossing-up for Taxes..........................................................................22

       8.9       Lender accounts................................................................................22

       8.10      Partial payments...............................................................................23

       8.11      Variation of application.......................................................................23

9.     REPRESENTATIONS AND WARRANTIES...........................................................................24

       9.1       Representations and Warranties.................................................................24

       9.2       Repetition.....................................................................................26

10.    UNDERTAKINGS.............................................................................................27

       10.1      Undertakings...................................................................................27

       10.2      Pledges........................................................................................28

11.    EVENTS OF DEFAULT........................................................................................29

       11.1      Events of Default..............................................................................29

       11.2      Acceleration...................................................................................32

       11.3      Demand basis...................................................................................33

12.    INDEMNITIES..............................................................................................33

       12.1      Broken funding and other indemnities...........................................................33

       12.2      Currency indemnity.............................................................................34

13.    UNLAWFULNESS AND INCREASED COSTS.........................................................................35

       13.1      Unlawfulness...................................................................................35

       13.2      Increased costs................................................................................35

       13.3      Capital requirements...........................................................................36

       13.4      Mitigation.....................................................................................37

14.    SET-OFF AND PRO RATA PAYMENTS............................................................................37

       14.1      Set-off........................................................................................37

       14.2      Pro rata payments..............................................................................38

15.    ASSIGNMENT, SUBSTITUTION AND LENDING OFFICES.............................................................39

       15.1      Benefit and burden.............................................................................39

       15.2      No assignment by Borrower......................................................................39

       15.3      Participation..................................................................................39

       15.4      Transfer.......................................................................................40

       15.5      Reliance on Substitution Certificate...........................................................41

       15.6      Authorization of Agent.........................................................................41

       15.7      Construction of certain references.............................................................41

       15.8      Lending offices................................................................................41

       15.9      Disclosure of information......................................................................42

16.    ARRANGER, AGENT AND REFERENCE LENDERS....................................................................42

       16.1      Appointment of Agent...........................................................................42

       16.2      Amendments; Waivers............................................................................42

       16.3      Rights of Agent as Lender; No partnership......................................................43

       16.4      No liability of Arranger and Agent.............................................................43

       16.5      Agent's duty to notify and take action.........................................................44

       16.6      Identity of Lenders............................................................................44

       16.7      Non-reliance on Arranger or Agent..............................................................45

       16.8      No Responsibility on Arranger or Agent for Borrower's performance..............................45

       16.9      Other dealings.................................................................................46

       16.10     Reimbursement and indemnity by Lenders.........................................................46

       16.11     Retirement of Agent............................................................................46

       16.12     Variation of Exhibits..........................................................................47

17.    NOTICES AND OTHER MATTERS................................................................................47

       17.1      Notices........................................................................................47

       17.2      Notices through the Agent......................................................................48

       17.3      No implied waivers, remedies cumulative........................................................48

       17.4      English language...............................................................................48

       17.5      Confidentiality................................................................................49

18.    GOVERNING LAW AND JURISDICTION...........................................................................50

       18.1      Governing law..................................................................................50

       18.2      Jurisdiction...................................................................................50

Schedules

1        The Parties and the Commitments

2        Documents and evidence required as conditions precedent

3        Additional documents and evidence required after Drawdown Date



Exhibits

1        Form of Guaranty

2        Form of Substitution Certificate

3        Form of Margin Certificate

THIS LOAN AGREEMENT is made the 30th of September, 1998 BETWEEN:

         LAM RESEARCH CO., LTD., as Borrower;

         THE BANKS AND FINANCIAL INSTITUTIONS details of which are set out in
         Schedule 1, as Lenders; and

         ABN AMRO BANK N.V., acting through its TOKYO BRANCH, as Agent.

IT IS AGREED as follows:

1.       PURPOSE AND DEFINITIONS

1.1      Purpose

         This Agreement sets out the terms and conditions on and subject to which the Lenders agree, according to their several obligations, to make available to the Borrower a loan of up to (Y)1,700,000,000 (one billion seven hundred million Yen) to be used for the purpose of refinancing the Borrower's current term debt.

1.2      Definitions

         In this Agreement, unless the context otherwise requires:

         "Advance" means the borrowing of all of the Commitments by the Borrower or (as the context may require) the principal amount of such borrowing for the time being outstanding;

         "Agent" means ABN AMRO Bank N.V., acting through its Tokyo Branch or such other person as may be appointed agent for the Lenders pursuant to Clause 16.11;

         "Arranger" means ABN AMRO North America, Inc.;

         "Banking Day" means a day (other than Saturday or Sunday) on which banks are open for business in Tokyo;

         "Borrower" means Lam Research Co., Ltd., a Japanese corporation, whose current address is 1-1-10, Oyama, Sagamihara-shi, Kanagawa Prefecture, Japan;

         "Borrower's Account" means the account of the Borrower maintained at ABN AMRO Bank N.V., Tokyo Branch, bearing the number 13-23-016, or such other account as the Borrower from time to time shall designate in a written notice to the Agent for the deposit of funds borrowed under this Agreement.

         "Capital Adequacy Requirement" has the meaning given to it in Clause 13.3;

         "Change of Law" has the meaning given to it in Clause 13.1;

         "Commitment" means, in relation to a Lender, the amount set opposite its name in Schedule 1 or, as the case may be, in any relevant Substitution Certificate, as reduced by any relevant term of this Agreement;

         "Contribution" means, in relation to a Lender, the principal amount of the Advance owing to such Lender at any relevant time;

         "Default" means any Event of Default or any event or circumstance which would, on the giving of a notice by the Agent and/or the expiry of the relevant period and/or the fulfillment of any other condition (in each case as specified in Clause 11.1), constitute an Event of Default;

         "Drawdown" means the payment of the Advance to the Borrower by the Agent;

         "Drawdown Date" mean September 30, 1998 or such other date as may be agreed upon between the Borrower and the Agent;

         "Event of Default" means any of the events or circumstances described in Clause 11.1;

         "Governmental Authority" means any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any central bank or any comparable authority;

         "Governmental Rule" means any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority;

         "Guaranty" means a guaranty in the form of Exhibit 1, to be given by the Guarantor;

         "Guarantor" means Lam Research Corporation, a Delaware corporation, whose current address is at 4650 Cushing Parkway, Fremont, CA 94538, U.S.A.;

         "Interest Payment Date" means a date specified for the payment of interest pursuant to Clause 5.1;

         "Interest Period" means the period determined in accordance with Clause
         5.4 and Clause 5.5.

         "Lenders" means the banks and financial institutions listed in Schedule 1 and includes their successors in title and Substitutes;

         "Lien" means any mortgage, charge, pledge, lien, encumbrance or other security interest with respect to any present or future assets or revenues of the party referred to in the context in which the term is used;

         "Loan" means the Advance;

         "Majority Lenders" means Lenders the aggregate of whose Contributions at any relevant time equals or exceeds 66 2/3 percent of the Advances or, if no Advance has been made, the aggregate of whose Commitments equals or exceeds 66 2/3 percent of the total of the Commitments of all the Lenders;

         "Margin" means a percentage per annum calculated in accordance with Clause 5.3;

         "Margin Certificate" means a certificate in the form of Exhibit 3;

         "Margin Determination Date" means the fifteenth day following the date by which the Guarantor shall be required to deliver the quarterly financial statements and information under clauses (i) and (iii) of Subparagraph 4(a) of the Guaranty;

         "Margin Period" means the period commencing on and including December 27, 1999 and ending on but excluding the Margin Determination Date falling immediately following December 27, 1999, and thereafter each successive period commencing on and including the last preceding Margin Determination Date and ending on but excluding the next succeeding Margin Determination Date;

         "Maturity Date" means the third anniversary of the Drawdown Date;

         "month" in respect of any Interest Period means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in the next calendar month and (ii) if the numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day, and "months" and "monthly" shall be construed accordingly;

         "Principal Payment Date " has the meaning given to it in Clause 6.1;

         "Reserve Requirement" shall mean, with respect to any day in an Interest Period for a Loan, the aggregate of the reserve requirement rates (expressed as a decimal) in effect on such day. As used herein, the term "reserve requirement" shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on a Lender by any Governmental Authority;

         "Senior Indebtedness Ratio" has the meaning set out in the Guaranty;

         "Substitute" has the meaning given to it in Clause 15.5;

         "Substitution Certificate" means a certificate substantially in the form of Exhibit 2;

         "TIBOR" in relation to any period means (i) the average rate at which deposits in Yen are offered to all banks for that period (or a period most comparable to that period) calculated in accordance with Reuter Screen TIBM page or, if that page is no longer published, its successor or equivalent in respect of a deposit for that period (or a period most comparable to that period) at or about 11:00 a.m. (Tokyo time) on the date falling two Banking Days prior to the first day of that period, or
         (ii) if no such rate is quoted, the rate which a major Japanese city bank selected by the Agent in its discretion was offering deposits to prime banks in the Tokyo Interbank market for that period (or a period most comparable to that period) at or about 11:00 a.m. (Tokyo time) on the date falling two Banking Days prior to the first day of that period;

         "U.S. Dollars" or the sign "US$" means the lawful currency for the time being of the United States of America;

         "written" or "in writing" means any method of representing or reproducing words or characters in permanent visible form; and

         "Yen" or the sign "(Y)" means the lawful currency for the time being of Japan and, in respect of all payments to be made under this Agreement, means immediately available, freely transferable, cleared funds.

1.3      Headings

         Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4      Construction of certain terms

         In this Agreement, unless the context otherwise requires: (a) references to clauses, schedules and exhibits are to be construed as references to the clauses of, and schedules and exhibits to, this Agreement and references to this

         Agreement include its schedules which form an integral part of this Agreement; (b) references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority; (c) words importing the plural shall include the singular and vice versa and words importing a gender shall include every gender; (d) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended; (e) references to "law" include, without limitation, any legislation or decree or any decision of any court or tribunal in any applicable jurisdiction; (f) references to "consent" include, without limitation, any license, approval, waiver, filing, registration or authorization; (g) references to a "party" are to a party to this Agreement and "parties" shall be construed accordingly; (h) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement or the Guaranty; (j) the words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears; and (k) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation".

2.       THE FACILITY

2.1      Amount

         The Lenders, relying on each of the representations and warranties in Clause 9, agree to make available to the Borrower on and subject to the terms of this Agreement a loan of up to (Y)1,700,000,000 (one billion seven hundred million Yen). The obligation of each Lender under this Agreement shall be to contribute that proportion of the Advance which its Commitment bears to the total of the Commitments of all the Lenders.

2.2      Obligations several

         The obligations of each Lender under this Agreement are several; the failure of any Lender to perform its obligations shall not relieve any other party of any of its respective obligations or liabilities under this Agreement nor shall any party be responsible for the obligations of any other party under this Agreement.

2.3      Interests several

         The interests of the Agent, the Arranger and the Lenders are several and the amount due to the Agent (for its own account), to the Arranger and to each Lender is a separate and independent debt. The Agent, the Arranger and (acting through the Agent in accordance with the terms of this Agreement) each Lender shall have the right to protect and enforce its rights arising out of this Agreement and may do so without joining any other party to any proceedings taken for that purpose.

3.       CONDITIONS

3.1      Documents and evidence

         The obligation of each Lender to make its Commitment available is conditional on the Agent, or its duly authorized representative, having received the documents and evidence specified in Schedule 2 in form and substance satisfactory to the Agent by the respective dates specified in that schedule. The Agent shall notify the Lenders promptly after receipt by it of the documents and evidence referred to in this Clause 3 in form and substance satisfactory to it.

3.2      Further conditions precedent

         The obligation of each Lender to contribute to the Advance is subject to the further conditions that:

         (a)      as of the Drawdown Date;

                  (i) the representations and warranties set out in Clause 9 (and so that the representation and warranty in Clause 9.1(f) shall for this purpose refer to the then latest audited financial statements delivered to the Agent under Clause 10.1) and in Paragraph 3 of the Guaranty are true and correct on and as of each such time as if each was made with respect to the facts and circumstances then existing; and

                  (ii) no Default shall have occurred and be continuing or would result from the making of the Advance;

                  (iii) all the covenants of the Borrower set forth in this Agreement and all the covenants of the Guarantor set forth in the Guaranty then required to have been met and performed have been fully met and performed as of the Drawdown Date; and

                  (iv) all of the conditions of drawdown required to be met by the Borrower and which have not been waived by the Agent acting on the instructions of the Majority Lenders have been met as of the Drawdown Date and all documents delivered by or on behalf of the Borrower as conditions precedent continue in full force and effect.

         (b) the Agent shall have received payment of all fees then due in accordance with the fee letter between the Borrower and the Arranger dated on or around the date hereof.

         Nothing in this Clause 3.2 constitutes a waiver of any right of the Lenders arising from any Event of Default which shall have occurred and be outstanding at the time of the drawing of the Advance.

3.3      Representations

         The making of the Drawdown hereunder shall be deemed to be a representation and warranty by the Borrower of the facts stated in Clause 3.2(a).

3.4      Waiver of conditions precedent

         The conditions specified in this Clause 3 are solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of the Majority Lenders.

4.       DRAWDOWN

         (a) Subject to the fulfillment of the conditions precedent set forth in Clause 3, the Borrower shall borrow the Commitments in a single drawing on the Drawdown Date. The drawdown shall be in the total amount of the unterminated Commitments. The Lenders shall not have any obligation to lend hereunder after such date.

         (b) Upon and subject to the terms and conditions hereof, and subject to the due satisfaction or waiver by the Agent acting on the instructions of the Majority Lenders of the conditions to the obligations of the Lenders hereunder set forth in Clause 3, each Lender shall, not later than 10:00 a.m. (Tokyo time) on the Drawdown Date, make available to the Agent at its Tokyo Branch Yen in immediately available funds in an amount equal to its Commitment. The Agent shall promptly transfer on the Drawdown Date all such amounts so made available to the Borrower's Account upon which the Loan shall have been drawn down in accordance with this Agreement.

         (c) Without prejudice to the Borrower's obligations under Clause 10.1(b), none of the Lenders, the Arranger or the Agent shall have any responsibility for the application by the Borrower of the proceeds of the Advance.

5.       INTEREST RATES AND INTEREST PERIODS

5.1      Usual interest rate

         (a) The Borrower shall pay interest on the Loan in respect of each Interest Period on the last day of each Interest Period (provided that if the Borrower selects a duration of six months for any Interest Period, interest shall be payable on the date which is three months after the first day of such

                  Interest Period in respect of the three-month period then ending as well as on the last day of such Interest Period in respect of the remaining three-month period) (each an "Interest Payment Date") at the rate per annum determined by the Agent to be the aggregate of (i) the applicable Margin and
                  (ii) TIBOR during such Interest Period.

         (b) Notwithstanding the provisions of Clause 5.1(a), the Borrower shall pay on October 30, 1998 interest on the Loan in respect of the period commencing on and including the Drawdown Date and ending on but excluding October 30, 1998 at the rate per annum determined by the Agent to be the aggregate of (i) the applicable Margin and (ii) the rate, expressed as a decimal, equal to the cost to each Lender (as certified by it, which certification shall be binding upon the parties hereto in the absence of manifest error, and expressed as a rate per annum) of funding its Contribution in Tokyo and in Yen during such period in the Tokyo interbank market.

5.2      Default interest

         During the existence of a Default the Borrower shall pay interest (both before and after judgment) on (a) the outstanding Loan and (b) on any amount (other than principal of the outstanding Loan) not paid when due at a rate determined by the Agent pursuant to this Clause 5.2.

         (a) The period beginning on the occurrence of the Default (the "Default Date") and ending on the date any such Default is cured or waived in accordance with the terms hereof shall be divided into successive periods of not more than three months (each a "default period") as selected by the Agent (after consultation with the Lenders) each of which (other than the first, which shall commence on the Default Date) shall commence on the last day of the preceding default period.

         (b) The rate of interest applicable to each default period shall be the rate per annum determined by adding (i) two percent and
                  (ii) the applicable Margin then in effect to TIBOR as in effect for such default period.

         (c) Default interest under this Clause 5.2 shall be due and payable on the last day of each default period or, if earlier, on the date on which the sum in respect of which that default interest is accruing is actually paid.

         (d) If the Agent is unable to determine a rate in accordance with the foregoing provisions of this Clause 5.2, each Lender shall promptly notify the Agent of the cost of funds to such Lender and interest on any sum not paid on its due date for payment shall be calculated for each Lender at a rate determined by the Agent to be two percent per annum above the aggregate of the Margin and the cost of funds to such Lender, as determined by such Lender in its sole discretion.

5.3      Margin

         (a) The Margin shall be, in respect of the period from and including the Drawdown Date to and including December 26, 1999, 0.90 percent per annum.

         (b) On or after December 27, 1999, the Margin shall be, in respect of any Margin Period:

                  (i) if the Guarantor does not have net profits of greater than US$1, as determined in accordance with generally accepted accounting principles and practices in the United States of America as consistently applied, during both the fiscal quarter ending on September 26, 1999 and the fiscal quarter ending on December 26, 1999, 0.90 percent per annum;

                  (ii) if the Guarantor has net profits of greater than US$1, as determined in accordance with generally accepted accounting principles and practices in the United States of America as consistently applied, during both the fiscal quarter ending on September 26, 1999 and the fiscal quarter ending on December 26, 1999 and the Senior Indebtedness Ratio of the Guarantor as set forth in the quarterly financial statements and information of the Guarantor for the fiscal quarter ending immediately preceding the first day of the relevant Margin Period is less than 0.10, 0.75 percent per annum;

                  (iii) if the Guarantor has net profits of greater than US$1, as determined in accordance with generally accepted accounting principles and practices in the United States of America as consistently applied, during both the fiscal quarter ending on September 26, 1999 and the fiscal quarter ending on December 26, 1999 and the Senior Indebtedness Ratio of the Guarantor as set forth in the quarterly financial statements and information of the Guarantor for the fiscal quarter ending immediately preceding the first day of the relevant Margin Period is greater than or equal to 0.10 but less than 0.15, 0.85 percent per annum; or

                  (iv) if the Guarantor has net profits of greater than US$1, as determined in accordance with generally accepted accounting principles and practices in the United States of America as consistently applied, during both the fiscal quarter ending on September 26, 1999 and the fiscal quarter ending on December 26, 1999 and the Senior Indebtedness Ratio of the Guarantor as set forth in the quarterly financial statements and information of the Guarantor for the fiscal quarter ending immediately preceding the first day of the relevant Margin Period is greater than or equal to 0.15, 0.95 percent per annum.

         (c) Notwithstanding the provisions of Clause 5.3(b), if the Guarantor fails to deliver to the Agent the financial statements and information required under clause (i) and (ii) of Subparagraphs 4(a) of the Guaranty within the time periods set forth therein, the Margin shall be, in respect of any period from and including the fifteenth day following the date of such failure to and including the fifteenth day following receipt by the Agent of such financial statements and information (at which time subclause (b) above shall apply),
                  0.95 percent per annum.

         Except where item (i) of subclause (b) above shall be applicable, the Borrower shall notify the Agent of the Senior Indebtedness Ratio of the Guarantor applicable to each Margin Period and shall submit Margin Certificates (duly completed and signed by a duly authorized officer of the Guarantor), and supporting evidence in respect thereof on or before the first day of such Margin Period.

5.4      Selection of Interest Periods

         Before the beginning of the initial Interest Period (which shall commence on the date that is one month after the Drawdown Date) with respect to the Loan, the Borrower may by notice received by the Agent not later than 10 a.m. (Tokyo time) on the fifth Banking Day prior to the first day of the initial Interest Period and subject to Clause 5.5 specify whether that Interest Period shall have a duration of one, two, three or six months. The Borrower may, subject to Clause 5.5, select subsequent Interest Periods with respect to the Loan. Before the beginning of each subsequent Interest Period, the Borrower may by notice received by the Agent not later than 10 a.m. (Tokyo time) on the fifth Banking Day prior to the first day of such subsequent Interest Period and subject to Clause 5.5 specify whether that Interest Period shall have a duration of one, two, three or six months.

5.5      Determination of Interest Periods

         Each Interest Period shall be of the duration specified by the Borrower pursuant to Clause 5.4 except that:

         (a) the initial Interest Period in respect of the Loan will commence on the Drawdown Date and each subsequent Interest Period in respect of the Loan will commence on the last day of the previous Interest Period for the Loan;

         (b) any Interest Period that would otherwise overrun the Maturity Date shall end on the Maturity Date;

         (c) the Borrower may choose an Interest Period of less than one month in order that the Interest Period may end on a Principal Payment Date;

         (d) the Borrower may not choose an Interest Period if as a result thereof the Borrower would be unable to make the payment due on the next Principal Payment Date on a day which is an Interest Payment Date; and

         (e) if the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of Clause 5.4 and this Clause 5.5, that Interest Period shall have a duration of one month or such other period as shall comply with this Clause 5.5.

5.6      Notification of Interest Periods and interest rate

         The Agent shall notify the Borrower and the Lenders promptly of the duration of each Interest Period or other period for the calculation of interest (or, as the case may be, default interest) and of each rate of interest determined by it under this Clause 5.

5.7      Market disruption; non-availability

         (a) If and whenever, at any time prior to the making or continuation of the Advance:

                  (i) the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive), that adequate and fair means do not exist for ascertaining TIBOR in respect of any Interest Period in accordance with this Agreement; or

                  (ii) the Agent shall have received notification from Lenders with Contributions aggregating not less than one-third of the total of the Loan (or, if no Advance has been made, Commitments aggregating not less than one third of the Commitments of all the Lenders) that deposits in Yen are not available to those Lenders in the relevant interbank market in the ordinary course of business in sufficient amounts to fund (or maintain) their Contributions to the Loan or that their funding costs in respect of the Loan are not accurately reflected by TIBOR having regard to the likely interest rate in respect of such Interest Period, the Agent shall immediately give notice (a "Determination Notice") of that fact to the Borrower and to each of the Lenders. A Determination Notice shall give particulars of the relevant circumstances giving rise to its issue.

         (b) After the Interest Period in which any Determination Notice falls, the Loan shall bear interest at the rate per annum determined by the Agent to be the aggregate of (i) the applicable Margin and (ii) the rate, expressed as a decimal, equal to the cost to each Lender (as certified by it, which certification shall be binding upon the parties hereto in the absence of manifest error, and expressed as a rate per annum) of funding its Contribution in Tokyo and in Yen during such period in the Tokyo interbank market on each day during the relevant period. The Borrower shall pay such interest on the Loan on a monthly basis. The provisions of Clause 5.5 shall apply mutatis mutandis as if the Borrower has chosen a duration of one month for any Interest Period. If the Agent deems that the relevant circumstances stated in such Determination Notice have ceased to exist, the parties hereto agree to return to the TIBOR based pricing as soon as reasonably practicable.

5.8      Fixed rate option

         On the effective date of the initial assignment by the initial Lender hereunder of all or any of its rights hereunder to a Substitute pursuant to Clause 15.4 (the "Conversion Date"), the parties hereto shall convert the interest rate payable by the Borrower hereunder to a fixed rate. Not later than five Banking Days prior to the Conversion Date (which shall be the last day of an Interest Period), the Agent will provide the Borrower with a quotation of the fixed interest rate at which the initial Lender and such Substitute are prepared to continue to maintain the Loan for the remaining term up to the Maturity Date. If such quotation is acceptable to the Borrower, the Borrower will notify the Agent of its intention to convert the Loan from a floating rate loan to a fixed rate loan on or before 10:00 a.m. (Tokyo time) on the fourth Banking Day prior to the Conversion Date, in which case the Loan shall, commencing on the Conversion Date, bear interest at the fixed rate quoted as aforesaid. Interest shall be calculated on the basis of the actual number of days elapsed and a year of 365 days and shall be payable on each

         Fixed Rate Payment Date for the Fixed Rate Period then ending. "Fixed Rate Payment Date" means the date which (save as mentioned below) falls three months after the last preceding Fixed Rate Payment Date or, in the case of the first Fixed Rate Payment Date, after the Conversion Date, provided that (x) on the first and the second Principal Payment Dates, any interest accrued up to each such date on the amount of the principal of the Loan due on such date shall be payable and (y) the last Fixed Rate Payment Date shall be the Maturity Date. If any Fixed Rate Payment Date falls on a day which is not a Banking Day, any payment due on such date shall be made on the immediately succeeding Banking Day (unless such succeeding Banking Day falls in the next calendar month, in which case (i) such Fixed Rate Payment Date shall be the immediately preceding Banking Day, and (ii) each subsequent Fixed Rate Payment Date shall be the last Banking Day of the third month after the month in which the preceding Fixed Rate Payment Date shall have fallen). "Fixed Rate Period" means the period commencing on and including the Conversion Date and ending on and including the first Fixed Rate Payment Date, and thereafter each successive period commencing on and including the date immediately following the last preceding Fixed Rate Payment Date and ending on and including the next succeeding Fixed Rate Payment Date. During the existence of a Default the Borrower shall pay interest (both before and after judgment) on (a) the outstanding Loan and (b) on any amount (other than principal of the outstanding Loan) not paid when due at a rate per annum equal to the applicable fixed rate plus two percent. If the fixed rate quotation provided by the Agent is not acceptable to the Borrower, the Borrower shall repay the Loan in full on the proposed Conversion Date.

6.       REPAYMENT, PREPAYMENT AND CANCELLATION

6.1      Repayment

         The Loan shall be repaid in three installments payable on September 30, 1999, September 30, 2000 and the Maturity Date (each such date, a "Principal Payment Date") as follows:

                  September 30, 1999                   (Y)425,000,000
                  September 30, 2000                   (Y)425,000,000
                  Maturity Date                        (Y)850,000,000

6.2      Voluntary prepayment

         The Borrower may voluntarily prepay the Loan subject to the provisions of this Clause 6 and of Clause 12.1. Any voluntary prepayment of the Loan when it then bears interest at one of the rates specified in Clause 5.1 may be in whole or in part, with any partial prepayment to be in a minimum of (Y)100,000,000 (one hundred million Yen) or a larger sum which is an integral multiple of (Y)100,000,000 (one hundred million Yen). Any voluntary prepayment of the Loan when it then bears interest at a fixed rate pursuant to Clause 5.8 may be in whole only.

6.3      Additional voluntary prepayment

         The Borrower may also prepay (in whole but not in part only), without premium or penalty, but without prejudice to its obligations under Clause 8.8, Clause 12.1 or Clause 13.2, the Contribution of any Lender to which the Borrower has become obliged to pay additional amounts under Clause 8.8 or Clause 13.2. On notice of such a prepayment being given, the Commitment of the relevant Lender shall be reduced to zero.

6.4      Timing, amounts and application of prepayments

         Prepayments made on a date other than an Interest Payment Date will be subject to, inter alia, the provisions of Clause 12.1(c) and (d). Prepayments under this Agreement shall be made together with: (a) accrued interest to the date of prepayment; (b) any additional amount payable under Clause 8.8 or Clause 13.2; and (c) all other sums payable by the Borrower to the relevant Lender under this Agreement and any amounts payable under Clause 12.1.

6.5      Notice and effect of prepayment

         No prepayment may be effected under this Clause 6 unless the Borrower shall have given the Agent at least 10 days' notice of its intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable and shall oblige the Borrower to make such prepayment on the date specified in the notice. On a prepayment being made, the Commitments shall be automatically reduced by an amount equal to the amount so prepaid and sums prepaid may not be re-borrowed. Any such prepayment shall be applied to the then outstanding repayment installments of the principal of the Loan as set out in Clause 6.1 in the inverse order of their maturity.

7.       FEES AND EXPENSES

7.1      Fees

         The Borrower shall pay to the Agent whether or not any part of the Commitments is ever advanced an arrangement fee, in the amount and at the time agreed between the Borrower and the Arranger in a letter dated on or around the date hereof.

7.2      Expenses

         The Borrower shall pay to the Agent:

         (a) as soon as reasonably practicable in accordance with the Borrower's customary procedures for reviewing and processing such items, and in any event within 30 days following receipt of the Agent's invoice therefor, all reasonable expenses (including legal and out-of-pocket expenses) incurred by the Agent and the Arranger in connection with the negotiation, preparation, syndication, execution and delivery of this Agreement whether or not any part of the Commitments is ever advanced;

         (b) as soon as reasonably practicable in accordance with the Borrower's customary procedures for reviewing and processing such items, and in any event within 30 days following receipt of the Agent's invoice therefor, all reasonable expenses (including legal and out-of-pocket expenses) incurred by the Agent and the Arranger in connection with any amendment or extension of or the granting of any waiver or consent under this Agreement; and

         (c) on demand, all reasonable expenses (including legal and out-of-pocket expenses) incurred by the Agent, the Arranger, the Lenders or any of them in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, this Agreement, or otherwise in respect of the moneys owing under this Agreement, together with interest at the rate referred to in Clause 5.2 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.3      Consumption, etc. tax

         All fees and expenses payable pursuant to this Clause 7 shall be paid together with an amount equal to any consumption, sales, value added or similar tax payable by the Agent, the Arranger or any Lender in respect of those fees and expenses.

7.4      Stamp and other duties

         The Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Lenders) imposed on or in connection with this Agreement and shall indemnify the Agent, the Arranger and the Lenders against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

8.       PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS

8.1      No set-off or counterclaim; distribution to the Lenders

         The Borrower acknowledges that, in performing their obligations under this Agreement, the Lenders will be incurring liabilities to third parties in relation to the funding of amounts advanced to the Borrower, those liabilities matching the liabilities of the Borrower to the Lenders, and that it is reasonable for the Lenders to be entitled to receive payments from the Borrower gross on their due date in order that the Lenders are put in a position to perform their matching obligations to the relevant third parties. Accordingly all payments to be made by the Borrower under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and, subject to Clause 8.8, free and clear of any deductions or withholdings, in Yen (except for costs, charges or expenses which shall be payable in the currency in which they are incurred) on their due date to the account of the Agent specified in Schedule 1 or such other bank and/or account as the Agent may from time to time specify for this purpose. Except where this Agreement specifically provides for a payment to be made for the account of a particular Lender, the Agent or the Arranger, payments to be made by the Borrower under this Agreement shall be for the account of all the Lenders and the Agent shall forthwith distribute those payments in like funds as are received by the Agent to the Lenders ratably in accordance with their Commitments or Contributions, as the case may be.

8.2      Payments by the Lenders

         Sums to be advanced by the Lenders to the Borrower under this Agreement shall be remitted in Yen on the Drawdown Date to the account of the Agent at such bank as the Agent may have notified to the Lenders and shall be paid by the Agent on that date in like funds as are received by the Agent to the Borrower's Account.

8.3      Agent may assume receipt

         Where any sum is to be paid under this Agreement to the Agent for the account of the Borrower or any Lender, the Agent may assume that the payment will be made when due and may (but shall not be obliged to) make that sum available to the person so entitled. If that payment is then not made to the Agent, then the person to whom that sum was made available shall on request refund that sum to the Agent together with interest on it sufficient to compensate the Agent for the cost of making the sum available up to the date of repayment and the person by whom the sum was payable shall indemnify the Agent for all loss or expense which the Agent may sustain or incur as a consequence of that sum not having been paid on its due date.

8.4      Time of payment

         Any sum payable by the Borrower to the Agent, the Arranger or to any Lender under this Agreement shall be paid so as to be received in immediately available funds in the payee's designated account by 11:00 a.m. (Tokyo time) for that account. Any payment received by the Agent from the Borrower for the account of the Arranger or any Lender or Lenders which is received on its due date but after the time specified above and too late to be made available on that due date to the Arranger or the relevant Lender or Lenders, as appropriate, shall be deemed to be received on the next Banking Day (though the Agent shall give credit to the Borrower for any interest earned by the Agent on that sum prior to its distribution). In holding any such sum, the Agent shall not be acting as agent of or trustee for the Borrower and may invest, deposit or otherwise deal with that sum as it may, in its absolute discretion, see fit without any duty or obligation to the Borrower in respect of that sum other than as specifically provided for in this Agreement.

8.5      Non-Banking Days

         When any payment under this Agreement would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless that Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

8.6      Calculations

         Except with respect to interest on the Loan and unless provided otherwise, all interest and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and a 365 day year. Interest on the Loan shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.

8.7      Certificates conclusive

         Any certificate or determination of the Agent or any Lender as to any rate of interest or any amount payable under this Agreement shall, in the absence of manifest error and so long as it acts in good faith, be conclusive and binding on the Borrower and (in the case of a certificate or determination by the Agent) on the Lenders; provided that, in the case of expenses required to be paid by the Borrower pursuant to Clause 7.2, the Agent, the Arranger, or any Lender, as the case may be, shall provide such invoices, receipts or other documents evidencing or supporting such determination as is reasonably available to it, and such evidence or support shall be prima facie evidence of the amount payable by the Borrower pursuant to Clause 7.2.

8.8      Grossing-up for Taxes

         If at any time the Borrower is required to make any deduction or withholding in respect of taxes, duties, assessments or governmental charges of whatsoever nature ("Taxes") from any payment due under this Agreement for the account of any Lender, the Arranger or the Agent (or if the Agent is required to make any such deduction or withholding from a payment to the Arranger or a Lender), the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Lender, the Arranger and the Agent receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify each Lender, the Arranger and the Agent against any losses or costs incurred by any of them by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrower shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

8.9      Lender accounts

         Each Lender shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under this Agreement. The Agent shall maintain a control account showing the Loan and other sums owing by the Borrower under this Agreement and all payments in respect thereof made by the Borrower from time to time. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrower under this Agreement.

8.10     Partial payments

         If, on any date on which a payment is due to be made by the Borrower under this Agreement, the amount received by the Agent from the Borrower falls short of the total amount of the payment due to be made by the Borrower on that date then, without prejudice to any rights or remedies available to the Agent, the Arranger or the Lenders under this Agreement, the Agent shall apply the amount actually received from the Borrower in or towards discharge of the obligations of the Borrower under this Agreement in the following order, notwithstanding any appropriation made, or purported to be made, by the Borrower:

         (a) firstly, in or towards payment of any unpaid fees, costs and expenses of the Agent under this Agreement;

         (b) secondly, in or towards payment to the Arranger of any portion of the arrangement fee payable under Clause 7.1 which remains unpaid;

         (c) thirdly, in or towards payment of any default interest which is due but remains unpaid;

         (d) fourthly, in or towards payment to the Lenders, on a pro rata basis, of any accrued interest (other than default interest) which is due but remains unpaid;

         (e) fifthly, in or towards payment to the Lenders, on a pro rata basis, of any principal which is due but remains unpaid; and

         (f) sixthly, in or towards payment of any other sum which is due but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

8.11     Variation of application

         The order of application set out in Clause 8.10(c) - 8.10(f) may be varied by the Agent only if all the Lenders so direct.

9.       REPRESENTATIONS AND WARRANTIES

9.1      Representations and Warranties

         The Borrower represents and warrants to each of the Lenders, the Arranger and the Agent that:

         (a)      Due incorporation

                  the Borrower is duly incorporated and validly existing under the laws of Japan as a limited liability stock company and has power to carry on its business as it is now being conducted and to own its property and other assets;

         (b)      Corporate power to borrow

                  the Borrower has power to execute, deliver and perform its obligations under this Agreement and to borrow the Commitments; all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowings under this Agreement;

         (c)      Binding obligations

                  this Agreement constitutes valid and legally binding obligations of the Borrower enforceable against the Borrower in accordance with its terms;

         (d)      No conflict with other obligations

                  the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Agreement by the Borrower will not (i) contravene any existing material law or license to which the Borrower is subject; (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any material agreement or other instrument to which the Borrower is a party or is subject or by which it or any of its property is bound; (iii) contravene or conflict with any provision of the Borrower's Articles of Incorporation or (iv) result in the creation or imposition of or oblige the Borrower to create any Lien on any of the Borrower's undertaking, assets, rights or revenues;

         (e)      Consents obtained

                  No authorization, consent, approval, license, exemption of, or notarization, filing, recordation, registration or enrollment in or with, any Governmental Authority, or approval or consent of any other person, is required for the due execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by the Borrower of its obligations under this Agreement;

         (f)      Financial statements correct and complete

                  the unaudited financial statements of the Borrower in respect of the financial year ended on June 30, 1998, as delivered to Agent, have been prepared in accordance with generally accepted accounting principles and practices in the United States of America, which have been consistently applied and present fairly and accurately the financial position of the Borrower as at such date and the results of the operations of the Borrower for the year ended on such date and, as at such date, the Borrower did not have any significant liabilities (contingent or otherwise) or any unrealized or unanticipated losses which are not disclosed by, or reserved against or provided for in, those financial statements;

         (g)      Ranking of Loan

                  the payment obligations of the Borrower hereunder will be ranked by the Borrower at least pari passu in priority of payment with all other unsecured and unsubordinated indebtedness of the Borrower;

         (h)      Choice of law

                  the choice by the Borrower of the laws of Japan to govern this Agreement is valid and binding;

         (i)      No immunity

                  neither the Borrower nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement); and

         (j)      No withholding Taxes

                  provided that each Lender is incorporated in or has its lending office in Japan, no Taxes (other than consumption and stamp duties) are imposed by withholding or otherwise on any payment to be made by the Borrower under this Agreement or are imposed on or by virtue of the execution or delivery by the Borrower of this Agreement or any document or instrument to be executed or delivered under this Agreement.

9.2      Repetition

         The representations and warranties in Clause 9.1 (and so that the representation and warranty in Clause 9.1(f) shall for this purpose refer to the then latest financial statements delivered to the Agent under Clause 10.1) shall be deemed to be repeated by the Borrower on and as of the Drawdown Date, the first day of each Interest Period and the Conversion Date as if made with reference to the facts and circumstances existing on each such day.

10.      UNDERTAKINGS

10.1     Undertakings

         The Borrower undertakes with each of the Lenders and the Agent that, from the date of this Agreement and so long as any moneys are owing under this Agreement, it will, or will cause to happen on its behalf:

         (a)      Notice of Default

                  promptly inform the Agent of any occurrence of which it becomes aware which is reasonably likely to materially and adversely affect its ability to perform its obligations under this Agreement and of any Default immediately on becoming aware of it and will from time to time, if so requested by the Agent, confirm to the Agent that, except as otherwise stated in that confirmation, no Default has occurred and is continuing;

         (b)      Use of proceeds

                  use the Advances exclusively for the purposes specified in Clause 1.1;

         (c)      Pari passu

                  ensure that its obligations under this Agreement shall, without prejudice to the provisions of Clause 10.2, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated indebtedness;

         (d)      Financial statements

                  prepare unaudited financial statements in accordance with generally accepted accounting principles and practices in the United States of America consistently applied in respect of each financial year and prepare summary financial statements (in a form reasonably acceptable to the Agent) in respect of each quarter in accordance with generally accepted accounting principles and practices in the United States of America consistently applied and deliver sufficient copies of the same to the Agent for distribution to all the Lenders as soon as practicable but not later than 100 days (in the case of the annual financial statements) or 50 days (in the case of quarterly financial statements) after the end of the financial period to which they relate;

         (e)      Delivery of reports, etc.

                  deliver to the Agent, for distribution to the Lenders, sufficient copies for all the Lenders of every report, circular, notice or like document issued by the Borrower to its creditors generally, at the time of issue thereof, and provide the Agent with such other information relating to the Borrower and the Guarantor as any Lender (through the Agent) may reasonably request from time to time;

         (f)      Pension schemes

                  ensure that the levels of contribution to the pension schemes for the time being operated by the Borrower are and continue to be sufficient to cover the liabilities of such schemes in full to the extent contributions to cover such liabilities are permitted or will not result in taxation on participants thereof in the year in which contribution is made; and

         (g)      Additional evidence

                  not later than October 15, 1998, deliver to the Agent, or its duly authorized representative, all of the documents and evidence specified in Schedule 3 in form and substance satisfactory to the Agent.

10.2     Pledges

         The Borrower undertakes with each of the Lenders and the Agent that, from the date of this Agreement and so long as any moneys are owing under this Agreement, without the prior written consent of the Agent acting on the instructions of the Majority Lenders, it will not create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired, except for Permitted Liens (as defined in the Guaranty).

11.      EVENTS OF DEFAULT

11.1     Events of Default

         Each of the events and circumstances set out below is an Event of Default (whether or not caused by any reason outside the control of the Borrower or the Guarantor):

         (a) Non-payment: the Borrower fails to pay in Yen in the manner provided in this Agreement (i) on the Maturity Date, any amount payable by it hereunder on that date; (ii) on the due date, any principal payable by it hereunder; or (iii) within five Banking Days after the due date, any other amount payable by it hereunder; or

         (b) Mis-representations: any representation or warranty made or deemed to be made by the Borrower under this Agreement or by the Guarantor under the Guaranty or in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or the Guaranty proves to have been incorrect or misleading in any material respect when made or deemed to be made and such incorrectness or misleadingness shall not be cured within 30 days after written notice thereof is given by the Agent to the Borrower; or

         (c) Breach of other obligations: the Borrower commits any material breach of or omits to observe in any material respect any of the obligations or undertakings expressed to be assumed by it under this Agreement (other than failure to pay any sum when due) and, in respect of any such breach or omission which in the opinion of the Majority Lenders is capable of remedy, such breach or omission shall continue for 30 or more days after the occurrence of such default; or the Guarantor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under the Guaranty and, in respect of any such breach or omission which in the opinion of the Majority Lenders is capable of remedy, such breach or omission shall continue for 30 or more days after the occurrence of such default; or

         (d) Cross default: the Borrower or the Guarantor (i) defaults in any payment of principal of or interest on any indebtedness (other than the Loan), in an aggregate amount of US$10,000,000 (or its equivalent in any other currency) or more beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (ii) defaults in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which is to cause, or to permit the holder or holders of such indebtedness (or trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity and any such default shall continue for more than the applicable period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or

         (e)      Insolvency:

                  (i) the Borrower or the Guarantor commences any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or other relief of debtors, seeking to have an order for relief entered on its behalf as debtor, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, winding-up, liquidation, dissolution, composition, readjustment of debt or other relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian, liquidator, conservator, sequestrator or other similar official for it or for all or any substantial part of its assets; or

                  (ii) the Borrower or the Guarantor makes a general assignment for the benefit of its creditors; or

                  (iii) there is commenced against the Borrower or the Guarantor any case proceeding or other action of a nature referred to in clause (i) or (ii) which (A) results in the entry of an order for relief or any such adjudication or appointment with respect to the Borrower or the Guarantor or all or any substantial part of its assets, or (B) remains undismissed, unstayed, undischarged or unbonded for a period of 60 days; or

                  (iv) there is commenced against the Borrower or the Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days after the entry thereof; or

                  (v) the Borrower or the Guarantor takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in items (i), (ii), (iii) or (iv) above; or

                  (vi) the Borrower or the Guarantor is unable to, or admits in writing its inability to, pay its debts as they become due; or

                  (vii) any clearing house for the settlement of promissory notes in observance of its rules takes procedures for suspension of the Borrower's transactions with banks and similar institutions; or

         (f) Judgments: a final judgment for the payment of money in excess of US$10,000,000 (or its equivalent in any other currency) in the aggregate is rendered by a court against the Borrower or the Guarantor and the Borrower or the Guarantor, as the case may be, shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 120 days after the date of entry thereof and within said period of 120 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (g) Guaranty effective: the Guaranty ceases to be (or the Guarantor claims that the Guaranty has ceased to be) in full force and effect; or

         (h) Change in control: (i) the Guarantor ceases to own 100% of the total issued shares in the Borrower or (ii) any Change of Control (as defined in the Guaranty) occurs; or

         (i) Material adverse effect: (i) any event or circumstance (other than those referred to elsewhere in Clause 11.1) occurs that would have a material adverse effect on the ability of the Borrower to perform its obligations hereunder or (ii) any Material Adverse Effect (as defined in the Guaranty) occurs.

11.2     Acceleration

         The Agent may, or if so instructed by the Majority Lenders, shall, without prejudice to any other rights of the Lenders, at any time after the happening of an Event of Default so long as the same is continuing by notice to the Borrower declare that:

         (a) the obligation of each Lender to make its Commitment available shall be terminated and the Commitments shall then immediately be reduced to zero; and/or

         (b) the outstanding Loan and all interest accrued and all other sums payable under this Agreement have become immediately due and payable or have become due and payable on demand, whereupon the same shall, immediately or in accordance with the terms of that notice, become so due and payable;

         provided that, upon the occurrence of any Event of Default described in Clause 11.1(e), the result which would otherwise occur only upon declaration by the Agent shall occur automatically, without the necessity of any action by the Agent or the Lenders.

         On or at any time after the making of any such declaration, the Agent shall be entitled, to the exclusion of the Borrower (and without prejudice to Clause 5.2), to select the duration of Interest Periods.

11.3     Demand basis

         If, pursuant to Clause 11.2(b), the Agent declares the outstanding Loan to be due and payable on demand then, at any time thereafter, the Agent may, or, if so instructed by the Majority Lenders, shall, by written notice to the Borrower (a) call for repayment of the Loan on such date as may be specified in that notice and the Loan shall become due and payable on the date so specified together with all interest accrued and all other sums payable under this Agreement or (b) withdraw that declaration with effect from the date specified in the notice.

12.      INDEMNITIES

12.1     Broken funding and other indemnities

         The Borrower shall on demand indemnify each Lender, the Arranger and the Agent, without prejudice to any of their other respective rights under this Agreement, against any loss or expense which such Lender, the Arranger or the Agent shall certify (which certification shall be provided in writing within six months after such Lender, the Arranger or the Agent determines that such indemnification is due) as having been sustained or incurred by it as a consequence of:

         (a) any default in payment by the Borrower of any sum under this Agreement when due;

         (b) the occurrence of any other Event of Default or any acceleration pursuant to Clause 11.2;

         (c) any prepayment of the Advance or part thereof when it then bears interest at one of the rates specified in Clause 5.1 being made under Clause 6.2, Clause 6.3 or Clause 13.1 otherwise than on an Interest Payment Date;

         (d) any prepayment of the Advance when it then bears interest at a fixed rate pursuant to Clause 5.8 being made under Clause 6.2, Clause 6.3 or Clause 13.1 at any time (whether on an Interest Payment Date or otherwise); or

         (e) the Advance not being made for any reason (excluding any default by the Agent, the Arranger or any Lender) on the Drawdown Date,

         including, in any such case, any loss or expense sustained or incurred by such Lender in maintaining or funding its Contribution or any part thereof or in liquidating or re-employing deposits from third parties acquired or contracted for to fund its Contribution or any part thereof or any other amount owing to such Lender.

12.2     Currency indemnity

         If any sum due from the Borrower under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable under this Agreement or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Agreement, the Borrower shall indemnify and hold harmless the Agent, the Arranger and each Lender from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Agent, the Arranger or such Lender may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrower under this Clause 12.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

13.      UNLAWFULNESS AND INCREASED COSTS

13.1     Illegality

         If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Lender to make or maintain its Contribution, such Lender shall immediately notify Agent and Borrower of such Change of Law and the Borrower shall, not later than the date specified by such Lender, repay such Lender's Contribution.

13.2     Increased costs

         If, after the date of this Agreement, any Change of Law:

                           (a) Shall subject any Lender to any tax, duty or
                  other charge with respect to its Contribution or shall change the basis of taxation of payments by the Borrower to any Lender on its Contribution or in respect to such Contribution under this Agreement (except for changes in the rate of taxation on the overall net income of any Lender imposed by its jurisdiction of incorporation or the jurisdiction in which its principal executive office is located); or

                           (ii) Shall impose, modify or hold applicable any
                  reserve (excluding any Reserve Requirement or other reserve to the extent included in the calculation of TIBOR for the Loan), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for its Contribution; or

                           (iii) Shall impose on any Lender any other condition
                  related to its Contribution, the Loan or such Lender's Commitment;

         And the effect of any of the foregoing is to increase the cost to such Lender of making, renewing, or maintaining its Contribution, the Loan or its Commitment or to reduce any amount receivable by such Lender hereunder; then the Borrower shall from time to time, within five (5) days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts. A certificate as to the amount of such increased costs or reduced amounts, submitted by such Lender to the Borrower shall, in the absence of manifest error, be conclusive and binding on the Borrower for all purposes. The obligations of the Borrower under this Clause 13.2 shall survive the payment and performance of the Borrower's obligations under this Agreement and the termination of this Agreement; provided, however, that any Lender must submit a demand for payment pursuant to this provision within six (6) months after such Lender has first conclusively determined that such reimbursement or compensation is due such Lender under this and similar agreements.

13.3     Capital requirements

         If, after the date of this Agreement, any Lender determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or any party controlling such Lender (a "Capital Adequacy Requirement") and (ii) the amount of capital maintained by such Lender or such party which is attributable to or based upon such Lender's Contribution, the Loan or such Lender's Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender's or such party's policies with respect to capital adequacy), the Borrower shall pay to such Lender or such party, within five (5) days after demand of such Lender, such amounts as such Lender or such party shall determine are necessary to compensate such Lender or such party for the increased costs to such Lender or such party of such increased capital. A certificate of any Lender setting forth in reasonable detail the computation of any such increased costs, delivered by such Lender to the Borrower shall, in the absence of manifest error, be conclusive and binding on the Borrower for all purposes. The obligations of the Borrower under this Clause 13.3 shall survive the payment and performance of the Borrower's obligations under this Agreement and the termination of this Agreement; provided, however, that any Lender must submit a demand for payment pursuant to this provision within six (6) months after such Lender has first conclusively determined that such reimbursement or compensation is due such Lender under this and similar agreements.

13.4     Mitigation

         Any Lender which becomes aware of (i) any Change of Law which will make it unlawful or impossible for such Lender to make or maintain its Contribution or (ii) any Change of Law or other event or condition which will obligate Borrower to pay any amount pursuant to Clause 13.2 or Clause 13.3 shall notify the Borrower and the Agent thereof as promptly as practical. If any Lender that has given notice of any such Change of Law or other event or condition thereafter becomes aware that such Change of Law or other event or condition has ceased to exist, such Lender shall notify the Borrower and the Agent thereof as promptly as practical. Each Lender affected by any Change of Law which makes it unlawful or impossible for such Lender to make or maintain its Contribution or to which the Borrower is obligated to pay any amount pursuant to Clause 13.2 or Clause 13.3 shall use reasonable commercial efforts (including changing the jurisdiction of its lending office) to avoid the effect of such Change of Law or to avoid or materially reduce any amounts which Borrower is obligated to pay pursuant to Clause 13.2 or Clause 13.3 if, in the reasonable opinion of such Lender, such efforts would not be disadvantageous to such Lender or contrary to such Lender's normal banking practices.


14.      SET-OFF AND PRO RATA PAYMENTS

14.1     Set-off

         The Borrower authorizes each Lender to apply any credit balance to which the Borrower is then entitled on any account of the Borrower with the Lender at any of its branches in or towards satisfaction of any sum then due and payable from the Borrower to the Lender under this Agreement. For this purpose each Lender is authorized to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect that application. None of the Lenders shall be obliged to exercise any right given to it by this Clause 14.1. Each Lender shall notify the Agent and the Borrower immediately on the exercise or purported exercise of any right of set-off, giving full details in relation thereto and the Agent shall inform the other Lenders.

14.2     Pro rata payments

         (a) If at any time any Lender (the "Recovering Lender") receives or recovers any amount owing to it by the Borrower under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to Clause 8.1 or Clause 8.10, the Recovering Lender shall, within two Banking Days of such receipt or recovery (a "Direct Receipt") notify the Agent of the amount of the Direct Receipt. If the Direct Receipt exceeds the amount which the Recovering Lender would have received if the Direct Receipt had been received by the Agent and distributed pursuant to Clause 8.1 or Clause 8.10 (as the case may be) then:

                  (i) within two Banking Days of demand by the Agent, the Recovering Lender shall pay to the Agent an amount equal (or equivalent) to the excess;

                  (ii) the Agent shall treat the excess amount so paid by the Recovering Lender as if it were a payment made by the Borrower and shall distribute the same to the Lenders (other than the Recovering Lender) in accordance with Clause 8.1 or Clause 8.10, as appropriate; and

                  (iii) as between the Borrower and the Recovering Lender the excess amount so re-distributed shall be treated as not having been paid but the obligations of the Borrower to the other Lenders shall, to the extent of the amount so re-distributed to them, be treated as discharged.

         (b) If any part of the Direct Receipt subsequently has to be wholly or partly refunded by the Recovering Lender each Lender to which any part of such Direct Receipt was so re-distributed shall on request from the Recovering Lender repay to the Recovering Lender its pro rata share of the amount which has to be refunded by the Recovering Lender.

         (c) Each Lender shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this Clause 14.2.

         (d) Any amount received or recovered by a Lender under a transfer, assignment, sub-participation (or the like) shall be ignored for the purpose of this Clause 14.2.

15.      ASSIGNMENT, SUBSTITUTION AND LENDING OFFICES

15.1     Benefit and burden

         This Agreement shall be binding upon, and enure for the benefit of, the Lenders, the Agent and the Borrower and their respective successors and Substitutes. This Agreement shall also enure for the benefit of the Arranger.

15.2     No assignment by Borrower

         The Borrower may not assign, transfer or otherwise dispose of any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

15.3     Participation

         Any Lender may, in its absolute discretion and without any requirement to obtain the consent of or to give notice or any information to any other party, grant one or more participating interests in its proportion of the Loan to any third party (a "Participant"). The granting of such a participating interest shall not affect the relevant Lender's rights and obligations under this Agreement nor shall the Participant acquire any rights or assume any obligations under this Agreement other than with the agreement of the Borrower and the Agent.

15.4     Transfer

         Otherwise than in accordance with this Clause 15.4, each Lender may not assign all or any of its rights hereunder. Each Lender (a "Transferring Lender") may, in its absolute discretion and without any requirement to obtain the consent of any other party (other than the consent of the Agent and (if no Default shall have occurred or be continuing) the Borrower, which consent shall not be unreasonably withheld or delayed), transfer all or any part of its rights, benefits and/or obligations under this Agreement to another person (a "Substitute"), provided that the amount to be transferred shall not be less than (Y)500,000,000. Any such transfer shall be effected on five Banking Days' prior notice by delivery to the Agent of a duly completed Substitution Certificate duly executed by the Transferring Lender and the Substitute (which the Agent shall promptly execute for itself, the Borrower and the other Lenders (the "other parties")). Subject to the execution of that Substitution Certificate by all parties to it, on the effective date specified in a Substitution Certificate, to the extent that they are expressed in that Substitution Certificate to be the subject of the transfer effected pursuant to this Clause 15.4:

         (a) the other parties and the Transferring Lender shall be released from their respective obligations towards one another under this Agreement (the "discharged obligations") and their respective rights against one another under this Agreement (the "discharged rights") shall be cancelled;

         (b) the relevant Substitute and the other parties shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by that Substitute instead of to or by the Transferring Lender; and

         (c) the relevant Substitute and the other parties shall acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against such Substitute instead of by or against the Transferring Lender.

         The Agent shall promptly notify the other parties of the receipt by it of any Substitution Certificate and shall promptly deliver a copy of that Substitution Certificate to the Borrower.

15.5     Reliance on Substitution Certificate

         The Agent and the Borrower may rely on any Substitution Certificate delivered to the Agent in accordance with the foregoing provisions of this Clause 15 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the Transferring Lender and the Substitute and neither the Agent nor the Borrower shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Substitution Certificate if it proves to be the case that the same was not authentic or duly authorized.

15.6     Authorization of Agent

         The Borrower and each Lender irrevocably authorizes the Agent to counter-sign each Substitution Certificate on its behalf without any further consent of, or consultation with, the Borrower or such Lender.

15.7     Construction of certain references

         If any Lender transfers any of its rights, benefits and obligations as provided in Clause 15.4 all relevant references in this Agreement to such Lender shall thereafter be construed as a reference to that Lender and/or its Substitute (as the case may be) to the extent of their respective interests.

15.8     Lending offices

         Each Lender shall lend through its office at the address specified in
         Schedule 1 or, as the case may be, in any relevant Substitution Certificate or through any other office of that Lender selected from time to time by that Lender through which such Lender wishes to lend for the purposes of this Agreement. If the office through which a Lender is lending is changed pursuant to this Clause 15.8, the Lender shall notify the Agent promptly of that change. Before a Lender changes its lending office pursuant to this Clause 15.8, such Lender shall consider whether such change will increase the amounts payable by the Borrower to such Lender under this Agreement.

15.9     Disclosure of information

         Any Lender may disclose to a prospective transferee or Substitute or to any other Person who may propose entering into contractual relations with that Lender in relation to this Agreement such information about the Borrower as the Lender shall consider appropriate, subject to Clause 17.5.

16.      ARRANGER, AGENT AND REFERENCE LENDERS

16.1     Appointment of Agent

         Each Lender irrevocably appoints the Agent as its agent for the purposes of this Agreement and the Guaranty and authorizes the Agent (whether or not by or through employees or agents) to take such action on such Lender's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement, together with such powers and discretions as are reasonably incidental thereto. Neither the Agent nor the Arranger shall, however, have any duties, obligations or liabilities to the Lenders beyond those expressly stated in this Agreement.

16.2     Amendments; Waivers

         (a) Subject to Clause 16.2(b), the Agent may, with the consent of the Majority Lenders (or if and to the extent expressly authorized by the other provisions of this Agreement), (i) agree to amendments or modifications to this Agreement with the Borrower and/or (ii) vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of this Agreement by the Borrower. Any such action so authorized and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Lenders) determine, shall be promptly notified to the Lenders by the Agent and shall be binding on all the Lenders.

         (b) Except with the prior written consent of all the Lenders, the Agent shall not have authority on behalf of the Lenders to agree with the Borrower to any amendment or modification to this Agreement or to grant waivers in respect of breaches or defaults or to vary or excuse performance of or under this Agreement by the Borrower, if the effect of such amendment, modification, waiver, variation or excuse would be to (i) reduce any applicable Margin, (ii) postpone the due date or reduce the amount of any payment of principal, interest or other amount payable by the Borrower under this Agreement, (iii) change the currency in which any amount is payable by the Borrower under this Agreement, (iv) increase any Lender's Commitment, (v) change the definition of "Majority Lenders" in Clause 1.2, (vi) change any provision of this Agreement which expressly or impliedly requires the approval or consent of all the Lenders such that the relevant approval or consent may be given otherwise than with the sanction of all the Lenders, (vii) change the order of distribution under Clause 8.10, (viii) change Clause 14.2 or (ix) change this Clause 16.2.

16.3     Rights of Agent as Lender; No partnership

         With respect to its own Commitment and Contribution (if any) the Agent shall have the same rights and powers under this Agreement and the Guaranty as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the term "Lenders" shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

16.4     No liability of Arranger and Agent

         Neither the Arranger nor the Agent shall:

         (a) be obliged to request any certificate under Clause 10.1 or to make any enquiry as to the use of the proceeds of the Loan unless (in the case of the Agent) so required in writing by any Lender, in which case the Agent shall promptly make the appropriate request of the Borrower, or be obliged to make any enquiry as to any default by the Borrower in the performance or observance of any of the provisions of this Agreement or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Lender, in which case the Agent shall promptly notify the Lenders of the relevant event or circumstance; or

         (b) be liable to any Lender for any action taken or omitted under or in connection with this Agreement unless caused by its gross negligence or willful misconduct.

         For the purposes of this Clause 16 the Agent shall not be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the person for the time being acting as the Agent may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the Agent for the Borrower or any of its subsidiaries or associated companies or any other person which may be a trade competitor of the Borrower or may otherwise have commercial interests similar to those of the Borrower.

16.5     Agent's duty to notify and take action

         The Agent shall:

         (a) promptly notify each Lender of the contents of each notice, certificate or other document received by the Agent from the Borrower under or pursuant to Clauses 10.1(a) or 10.1(e); and

         (b) (subject to its being indemnified to its satisfaction) take such action or, as the case may be, refrain from taking such action with respect to any Default of which the Agent has actual knowledge as the Majority Lenders may reasonably direct.

16.6     Identity of Lenders

         The Agent may deem and treat (a) each Lender as the person entitled to the benefit of the Contribution of such Lender for all purposes of this Agreement unless and until a Substitution Certificate shall have been filed with the Agent, and (b) the office set opposite the name of each Lender in Schedule 1 or, as the case may be, in any relevant Substitution Certificate as such Lender's lending office unless and until a written notice of change of lending office shall have been received by the Agent; and the Agent may act upon any such notice unless and until the same is superseded by a further such notice.

16.7     Non-reliance on Arranger or Agent

         Each Lender acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Arranger or the Agent to induce it to enter into this Agreement and that it has made and will continue to make, without reliance on the Agent or the Arranger and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Borrower and its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and continuation of the Loan under this Agreement. Neither the Arranger nor the Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to the Borrower whether coming into its possession before the making of any Advance or at any time or times thereafter, other than (in the case of the Agent) as provided in Clause 16.5(a).

16.8     No Responsibility on Arranger or Agent for Borrower's performance

         Neither the Arranger nor the Agent shall have any responsibility to any Lender on account of the failure of the Borrower or the Guarantor to perform its obligations under this Agreement or the Guaranty or for the financial condition of the Borrower or the Guarantor or for the completeness or accuracy of any statements, representations or warranties in this Agreement or the Guaranty or any document delivered under this Agreement or for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement or of any certificate, report or other document executed or delivered under this Agreement or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Lenders. The Arranger and the Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it.

16.9     Other dealings

         The Arranger and the Agent may, without any liability to account to the Lenders, accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, the Borrower or any of its subsidiaries or associated companies or any of the Lenders as if it were not the Arranger or the Agent as the case may be.

16.10    Reimbursement and indemnity by Lenders

         Each Lender shall reimburse the Arranger and the Agent (ratably in accordance with such Lender's Commitment or Contribution), to the extent that the Arranger or the Agent is not reimbursed by the Borrower or the Guarantor, for the charges and expenses incurred by the Arranger and the Agent in connection with the contemplation of, or otherwise in connection with, the enforcement of, or the preservation of any rights under, or in carrying out its duties under, this Agreement including (in each case) the fees and expenses of legal or other professional advisers. Each Lender shall indemnify the Agent (ratably in accordance with its Commitment or Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent in connection with this Agreement or the performance of its duties under this Agreement or any action taken or omitted by the Agent under this Agreement, unless such liabilities, damages, costs or claims arise from the Agent's own gross negligence or willful misconduct.

16.11    Retirement of Agent

         (a) The Agent may retire from its appointment as Agent under this Agreement having given to the Borrower and each of the Lenders not less than 30 days' notice of its intention to do so, provided that no such retirement shall take effect unless there has been appointed by the Agent as a successor agent:

                  (i) a Lender nominated by the Majority Lenders or, failing such a nomination,

                  (ii) any reputable and experienced bank or financial institution with offices in Tokyo and nominated by the Agent,

                  which shall have consented to such appointment.

         (b) On any such successor being appointed, the retiring Agent shall be discharged from any further obligation under this Agreement and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent.

16.12    Variation of Exhibits

         The Agent may require such changes to any of the Exhibits as are reasonable, in the opinion of the Agent after consultation with the Lenders, to protect the interests of the Lenders under this Agreement.

17.      NOTICES AND OTHER MATTERS

17.1     Notices

         Every notice, request, demand or other communication under this Agreement shall:

         (a) be in writing delivered personally or by prepaid letter (airmail if the addressee is abroad), telex or telefax;

         (b) be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a letter when delivered personally or two business days after it has been put into the post (seven business days if delivered through international airmail), in the case of a telex, at the time of dispatch with confirmed answerback of the addressee appearing at the beginning and end of the transmission and, in the case of a telefax, when a complete and legible copy is received by the addressee (provided that if the date of receipt of a letter is not a business day in the country of the addressee or if the time of receipt of any telex or telefax is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

         (c) be sent to the addressee at the relevant address telex number or telefax number stated in Schedule 1 or to such other address, telex number or telefax number as has been notified by the addressee to the other parties.

17.2     Notices through the Agent

         Every communication under this Agreement to be given by the Borrower to any other party shall be given to the Agent for onward transmission as appropriate and to be given to the Borrower shall (except as otherwise provided in this Agreement) be given by the Agent.

17.3     No implied waivers, remedies cumulative

         No failure or delay on the part of the Agent, the Arranger, the Lenders or any of them to exercise any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent, the Arranger, the Lenders or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

17.4     English language

         This Agreement is made in and shall be construed in the English language; all certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement shall be in the English language or (if prepared in any other language) shall be accompanied by an English translation.

17.5     Confidentiality

         Agent and each Lender agree to take and to cause its affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower or the Guarantor and provided to it by the Borrower, the Guarantor or any subsidiary, or by Agent on the Borrower's, the Guarantor's or such subsidiary's behalf, under this Agreement, and neither it nor any of its affiliates shall use any such information other than in connection with or in enforcement of this Agreement or in connection with other business now or hereafter existing or contemplated with the Borrower, the Guarantor or any subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Agent or such Lender; provided, however, that the Agent or any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Governmental Rule or Governmental Authority; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder; (F) to the Agent or such Lender's independent auditors and other professional advisors; (G) to any Participant or Substitute, actual or potential, provided that such party agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to the Agent, any Lender or and of their respective affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower, the Guarantor or any subsidiary is party or is deemed party with the Agent, such Lender or such affiliate; and (I) to its affiliates.

18.      GOVERNING LAW AND JURISDICTION

18.1     Governing law

         This Agreement shall be governed by, and construed in accordance with, the laws of Japan.

18.2     Jurisdiction

         (a) Each party irrevocably agrees that the Tokyo District Court shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement and, for those purposes, irrevocably submits to the jurisdiction of that court.

         (b) Each party irrevocably waives any objection which it might now or hereafter have to the court referred to in Clause 18.2(a) being nominated as the forum to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that court is not a convenient or appropriate forum.

         (c) The submission to the jurisdiction of the court referred to in Clause 18.2(a) shall not (and shall not be construed so as to) limit any right of any party to take proceedings against any other party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction if and to the extent permitted by applicable law.

         (d) Each party consents generally in respect of any legal action or proceedings arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

         IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed on the date first above written.

Borrower:                        LAM RESEARCH CO., LTD.



                                 By____________________________________
                                    Name:
                                    Title:


Agent and Lender:                ABN AMRO BANK N.V., Tokyo Branch



                                 By____________________________________
                                    Name:
                                    Title:

                                   Schedule 1

                         The Parties and the Commitments

                                 A. The Borrower


(1)       Name:              Lam Research Co., Ltd.

(2)       Incorporated in:   Japan

(3)       Principal Office:  1-1-10, Oyama, Sagamihara-shi, Kanagawa Prefecture
                             229, Japan

(4)       Fax:               81-427-70-0347

(5)       Notices to:        (a)     Lam Research Co., Ltd.
                                     same as stated in (3) above

                             (b)     with a copy to
                                     Lam Research Corporation
                                     4650 Cushing Parkway
                                     Fremont, CA 94538-6470 U.S.A.
                                     Fax: 1-510-659-2876

(6)       Notices for the attention of:

                             (a)     Mr. Hiroyuki Ishihara
                                     Controller, Finance & Accounting Department

                             (b)     Brian J. Sereda
                                     Director of Finance

                      B. The Lenders and their Commitments


-------------------------------------- --------------------------------------- ---------------------------------
                Name                             Address, telex and                       Commitment
                                                   Telefax number                             (Y)
-------------------------------------- --------------------------------------- ---------------------------------
(1) ABN AMRO Bank N.V.                 Lending Office:                                (Y)1,700,000,000

                                       Tokyo Branch
                                       13F, Shiroyama JT Mori
                                       Building
                                       4-3-1, Toranomon
                                       Minato-ku, Tokyo 105
                                       Japan
                                       Attn:  Structured Finance
                                       Tel: 81-3-5405-6503
                                       Fax: 81-3-5405-6903/6902

                                       Notices to:

                                       Same as above.
-------------------------------------- --------------------------------------- ---------------------------------


                                     S-1-2

                                  C. The Agent


(1)      Name:                      ABN AMRO BANK N.V., Tokyo Branch

(2)      Incorporated in:

(3)      Principal Office:   13F, Shiroyama JT Mori Building
                             4-3-1, Toranomon, Minato-ku
                             Tokyo 105, Japan



(4)      Telex:

(5)      Fax:                81-3-5405-6903/6902

(6)      Notices to:         Same as above

(7)      Notices for the attention of:  Structured Finance

(8)      Payment Account
         Bank:               The Sakura Bank, Limited
         Branch:             Tokyo Main Office (Tokyo eigyo-bu)
         Address:            1-1-2, Yurakucho, Chiyoda-ku, Tokyo 100-0006, Japan
         A/c No:             1008000


                                     S-1-3

                                   Schedule 2
             Documents and evidence required as conditions precedent

                                   A. Borrower

(a) A copy, certified as then true and complete and up-to-date as of the Drawdown Date by a duly authorized officer of the Borrower, of the Articles of Incorporation of the Borrower.

(b) A copy, certified as a true copy by a duly authorized officer of the Borrower, of resolutions of the Board of Directors of the Borrower effective as of the Drawdown Date evidencing approval of this Agreement and authorizing its appropriate officers or attorney (as applicable) to execute and deliver this Agreement and to give all notices and take all other action required by the Borrower under this Agreement.

(c) Specimen signatures, authenticated by a duly authorized officer of the Borrower, of the persons authorized in the resolutions of the Board of Directors referred to in paragraph (b) above together with the executed Power of Attorney empowering that person to execute and deliver this Agreement and to give all notices and take all other action required by the Borrower under this Agreement (if applicable).

                                B. The Guarantor

(a)      The Guaranty, executed by the Guarantor.

(b) Copies of the resolutions of the board of directors of the Guarantor and other necessary corporate action authorizing the Guarantor to enter into the Guaranty and the transactions contemplated thereby, certified as of the Drawdown Date or a recent date prior thereto by the Secretary or Assistant Secretary of the Guarantor.

(c) A certificate of the Secretary or Assistant Secretary of the Guarantor certifying as of the Drawdown Date or a recent date prior thereto the names and true signatures of the officers of the Guarantor authorized to execute, deliver and


                                      S-2-1
         perform, as applicable, the Guaranty, and all other documents to be delivered by it thereunder.

(d) The certificate or articles of incorporation and the bylaws of the Guarantor as in effect on the Drawdown Date or a recent date prior thereto, certified by the Secretary or Assistant Secretary of the Guarantor as of such date, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation, dated the Drawdown Date or a recent date prior thereto.

(e) An opinion dated the Drawdown Date or a recent date prior thereto of California counsel to the Guarantor and addressed to the Agent and the Lenders, in a form satisfactory to and previously approved by the Agent.

(f) A certificate signed by a duly authorized officer of the Guarantor, dated the Drawdown Date or a recent date prior thereto, stating that:

         i. The representations and warranties contained in Paragraph 3 of the Guaranty are true and correct on and as of such date, as though made on and as of such date;

         ii. no Default or Event of Default has occurred and is continuing as of the date hereof or will occur on the date hereof as a result of the execution of the Guaranty;

         iii. no event or circumstance has occurred since June 30, 1998 which has had or is reasonably likely to have a Material Adverse Effect (as defined in the Guaranty); and

         iv.      each of the documents previously delivered pursuant to this
                  Schedule 2, Part B remains true, complete and accurate.

(g) Evidence that as of the Drawdown Date all approvals or consent of any other person (including, if any, any necessary shareholder consents), required in connection with the execution, delivery and performance of the Guaranty and any other document to be executed and delivered by the Guarantor shall have been obtained.


                                      S-2-2

                                   C. General

         Such other documents, confirmations, information or opinions as the Agent may have previously reasonably requested in writing.


                                      S-2-3

                                   Schedule 3
       Additional documents and evidence required after the Drawdown Date

(a) An opinion of legal advisers to the Borrower on Japanese law, dated the Drawdown Date, in a form satisfactory to and previously approved by the Agent.

(b) An opinion of Nishimura & Partners, special legal advisers in Japan to the Agent and the Lenders, dated the Drawdown Date, in a form satisfactory to and previously approved by the Agent.

(c) A certified copy of the commercial registry and a certificate of seal impression (each as of the date as close as possible to the Drawdown
         Date) of a representative director of the Borrower executing this Agreement or the Power of Attorney referred to in item (c) of Part A. of Schedule 2 hereto (as the case may be).


                                      S-3-1

                                    Exhibit 1
                                Form of Guaranty
                                 See Attachment


                                      E-1-1

                                    Exhibit 2
                        Form of Substitution Certificate



To:      [Name and address of Agent]

                                                       Date: ___________________
Attention:



                            Substitution Certificate

         This Substitution Certificate relates to a Loan Agreement (the "Agreement") dated September 30, 1998 between Lam Research Co., Ltd. as Borrower
(1), the banks and financial institutions whose respective names and addresses are set out in schedule 1 thereto as Lenders (2) and ABN AMRO Bank N.V., Tokyo Branch as Agent (3) and the Guaranty as defined in the Agreement. Terms defined in the Agreement shall have the same meaning in this Substitution Certificate.

1 [Existing Lender] (the "Existing Lender") (a) confirms the accuracy of the summary of its participation in the Loan set out in the schedule hereto; and (b) requests [Substitute Lender] (the "Substitute") to accept by way of transfer the portion of that participation specified in the schedule hereto by counter-signing and delivering this Substitution Certificate to the Agent at its address for the service of notices specified in the Agreement.

2 The Substitute hereby requests the Agent (on behalf of itself, the Borrower and the Lenders) to accept this Substitution Certificate as being delivered to the Agent pursuant to and for the purposes of Clause
         15.4 of the Agreement and Subparagraph 8(e) of the Guaranty, so as to take effect in accordance with the respective terms thereof on [date of transfer] (the "Effective Date") or on such later date as may be determined in accordance with the terms thereof.


                                      E-2-1

3 The Agent (for itself, the Borrower and the other Lenders and the Guarantor) confirms the transfer effected by this Substitution Certificate pursuant to and for the purposes of Clause 15.4 of the Agreement and Subparagraph 8(e) of the Guaranty so as to take effect in accordance with the terms thereof.

4        The Substitute confirms:

         (a) that it has received a copy of the Agreement and the Guaranty and all other documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

         (b) that it has made and will continue to make its own assessment of the validity, enforceability and sufficiency of the Agreement the Guaranty and this Substitution Certificate and has not relied and will not rely on the Existing Lender, the Arranger or the Agent or any statements made by any of them in that respect;

         (c) that it has made and will continue to make its own credit assessment of the Borrower and has not relied and will not rely on the Existing Lender, the Arranger or the Agent or any statements made by either of them in that respect; and

         (d) accordingly, none of the Existing Lender, the Arranger nor the Agent shall have any liability or responsibility to the Substitute in respect of any of the foregoing matters.

5 Execution of this Substitution Certificate by the Substitute constitutes its representation to the Existing Lender and all other parties to the Agreement that it has power to become party to the Agreement as a Lender on the terms herein and therein set out and has taken all necessary steps to authorize execution and delivery of this Substitution Certificate.

6 The Existing Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement the Guaranty or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or any


                                      E-2-3
         other party to the Agreement or the Guaranty or for the performance and observance by the Borrower or any other such party of any of its obligations under the Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7 The Substitute hereby undertakes to the Existing Lender, the Borrower and Agent that it will perform in accordance with their terms all those obligations which by the respective terms of the Agreement will be assumed by it after acceptance of this Substitution Certificate by the Agent.

8 This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Japan.

Note: This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument.

Executed by the authorized signatories of the parties on the date appearing below.


                                      E-2-3

                      The Schedule

----------------------------- ---------------------------
   Amount of Contribution        Portion transferred
             (Y)                            (Y)
----------------------------- ---------------------------

----------------------------- ---------------------------


                      Administrative Details of Substitute

Lending office:
Account for payments:
Telephone:
Telefax:
Telex:
Attention:

[Existing Lender]                                  [Substitute]
By:                                                By:
Title:                                             Title:
Date:                                              Date:

The Agent
(for itself and on behalf of the Borrower and the Lenders and the Guarantor./)
By:
Title:
Date:


                                      E-2-4

                                    Exhibit 3
                           Form of Margin Certificate



To:      [Name and address of Agent]


Attention:                                                  [Date]


                     Loan Agreement dated September 30, 1998


         We refer to the above Agreement (terms used in this letter having the meanings given to them in that Agreement) and notify you that the Senior Indebtedness Ratio of the Guarantor as set forth in the quarterly financial statements and information of the Guarantor for the fiscal quarter ending on
[     ] is [          ].

                                             for and on behalf of
                                             Lam Research Corporation

                                             By_________________________________
                                                Name:
                                                Title:


                                      E-3-1